Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE ("First Amendment") is made and entered into as of December 23, 2019, by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and ACADIA PHARMACEUTICALS INC., a Delaware corporation ("Tenant").

r e c i t a l s :

A.

Landlord and Tenant are parties to the Office Lease dated October 4, 2018 (the "Lease"), whereby Tenant leases approximately 67,020 rentable ([…***…] usable) square feet (the "400/500 Premises") comprised of the entirety of the fourth (4th) and (5th) floors of that certain office building located at 12830 El Camino Real, San Diego, California ("Building").

B.

Tenant desires to expand the 400/500 Premises to include that certain space consisting of approximately 30,608 rentable ([…***…] usable) square feet of space commonly known as Suite 200 and located on the second (2nd) floor of the Building (the "200 Premises"), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

2.Modification of the 400/500 Premises.  Effective as of the date of this First Amendment, (i) the 200 Premises shall be incorporated into the 400/500 Premises and all references to the "Premises" in the Lease shall mean and refer to the 400/500 Premises and 200 Premises, and the reference to the rentable square footage in the penultimate sentence of Section 1.2 of the Lease shall mean and refer to the rentable square footage of the 200 Premises and 400/500 Premises (99,581 rentable square feet [i.e., […***…] of the anticipated rentable square footage of the Premises of […***…] set forth in Section 2.4 of the Summary]), (ii) the Summary of Basic Lease Information to the Lease (i.e., pages 1 through 5) is hereby deleted in its entirety and replaced with the Summary Basic Lease Information on Exhibit A-2 attached hereto, and (iii) Exhibit A-3 attached to the Lease (Outline of the Premises) shall be deleted in its entirety and replaced with Exhibit A-3 attached to this First Amendment, and all references in the Lease to Exhibit A-3 shall mean  Exhibit A-3 attached hereto.

3.Letter of Credit.  As of the date hereof, Landlord currently holds a letter of credit from Tenant in the amount of $2,151,342.00 (the "Existing L-C") pursuant to the terms of Article 21 of the Lease.  Notwithstanding anything to the contrary contained in the Lease, concurrently with Tenant's execution and delivery of this First Amendment, Tenant shall provide additional security for the Lease in the amount of $982,517.00 (the "Additional L-C Amount") as a new L-C or an amendment to the Existing L-C, such that the total L-C Amount held by Landlord under the Lease, as amended, shall equal $3,133,859.00 (hereinafter, for purposes of the Lease, the initial "L-C Amount").  Further, as of the date hereof, Section 21.3.2 of the Lease shall be deleted in its entirety and shall be replaced with the following:

"21.3.2 Conditional Increase/Reduction of L‑C Amount.  Landlord and Tenant hereby acknowledge and agree that to the extent Tenant is not otherwise in default under this Lease and is then satisfying the "Required Financial Condition" identified herein below, the L‑C Amount is subject to annual reduction throughout the Lease Term from and after the fourth (4th) anniversary of the Lease Commencement Date as set forth in this Section 21.3.1.2.  The initial L‑C Amount shall be as set forth in Section 21.3.1.1, above.  If, on the fourth (4th) anniversary of the Lease Commencement Date and on each anniversary thereafter, Tenant maintains the Required Financial Condition, the otherwise applicable L-C Amount shall be reduced by $[…***…]; provided, however, in no event shall the L-C Amount ever be reduced below $[…***…] (i.e., […***…]); provided further, however, if on any such scheduled reduction date (i) Tenant is in default, such corresponding decrease shall instead take place retroactively after such default is cured, but in no event shall any decrease take effect in the event this Lease is terminated early due to such default by Tenant, and (ii) Tenant fails to satisfy the Required Financial Condition, while no reduction shall then occur, if Tenant thereafter reestablishes itself as satisfying the Required Financial Condition, such decreases shall occur on first (1st) anniversary of such reestablishment and annually thereafter.  For purposes of this Section 21.3.2, the "Required Financial Condition" shall mean Tenant's satisfaction of each of following:  (X) an equity market capitalization value of […***…]; (Y) immediately available cash-on-hand of […***…]; and (Z) a minimum […***…] in the then-trailing twelve (12)-month period."

4.Deletion of Right of First Refusal.  As of the date hereof, Section 1.3 of the Lease is deleted in its entirety and shall be of no further force or effect, such Section 1.3 being replaced in its entirety by Section 5 of this First Amendment, below.

5.Right of First Refusal.  As of the date hereof, Landlord hereby grants to the Tenant originally named herein (the "Original Tenant") and its Permitted Transferee Assignee a one-time right of first refusal (the "Right of First Refusal") with respect to the space comprised of (i) the entire rentable area of […***…], and (ii) the entire rentable area of the […***…], whenever either such space first becomes available following the […***…] herein below (collectively, and as applicable, the "First Refusal Space").  The parties hereby acknowledge and agree that as of the date of the Lease, the […***…] of the First Refusal Space is subject to a […***…].  The applicability of such Right of First Refusal to (a) such […***…] of First Refusal Space shall be […***…], regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to a lease amendment or a new lease, and (b) such […***…] of the First Refusal Space shall be subordinate to all rights of (1) the […***…] of the First Refusal Space, and (2) with respect to the […***…] of the First Refusal Space, any tenants under (x) […***…], or (y) […***…] Lease Commencement Date to the extent ultimately […***…] following such Lease Commencement Date, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to a lease amendment or a new lease (all such tenants under (a) and (b) are collectively, and as applicable to the corresponding First Refusal Space, the "Superior Right Holders").  Each such Right of First Refusal shall be on the terms and conditions set forth in this Section 5.

5.1.Procedure for Refusal Offer.  Landlord shall notify Tenant (the "First Refusal Notice") from time-to-time when and if Landlord receives a "bona-fide third-party offer" for either alternative component of the First Refusal Space.  Pursuant to such First Refusal Notice, Landlord shall offer to lease to Tenant the entirety of the applicable, then-available First Refusal Space (regardless of whether such bona-fide third-party offer comprises all or a portion of such First Refusal Space).  The First Refusal Notice shall describe the applicable First Refusal Space, and the lease term, rent and other fundamental economic terms and conditions upon which Landlord proposes to lease such First Refusal Space, provided that such terms and conditions shall be consistent with, and no less favorable than, the bona-fide third-party offer (as determined on a per rentable square foot basis and adjusted to account for the difference, if any, in the lease term offered to Tenant in accordance with the provisions of Section 5.2 of this Amendment, and the lease term offered to such third party).  For purposes of this Section 5, a "bona-fide third-party offer" shall mean a […***…].  For purposes of example only, the following would each constitute a bona-fide third-party offer:

5.1.1[…***…]

5.1.2[…***…]

5.2.Procedure for Acceptance.  If Tenant wishes to exercise the Right of First Refusal with respect to the applicable First Refusal Space described in the First Refusal Notice, then […***…] of the First Refusal Notice to Tenant (unless and to the extent an […***…] is otherwise mutually agreed to in writing by the parties, each in their sole and absolute discretion) (the "Election Period"), Tenant shall deliver to Landlord written notice (an "Election Notice") of Tenant's exercise of such Right of First Refusal with respect to all of the applicable First Refusal Space described in the First Refusal Notice for (i) the term which shall commence as identified in the First Refusal Notice and which shall expire, subject to renewal of the entire Premises pursuant to Section 2.2 of the Lease on the later of (a) the date of […***…], as the same may be extended (i.e., on a […***…]), or (b) the […***…] (i.e., for a […***…]), and (ii) upon the other Economic Terms (defined below) and conditions contained in such First Refusal Notice.  If Tenant does not so notify Landlord within such Election Period of Tenant's exercise of its Right of First Refusal, or Tenant affirmatively elects not to exercise such Right of First Refusal (either of the foregoing being referred to herein as a "First Refusal Rejection"), then Landlord shall be free to negotiate and enter into a lease for the applicable First Refusal Space within […***…] to anyone whom it desires on any terms it desires.  Notwithstanding the foregoing, (I) to the extent such third party lease of the applicable First Refusal Space would be on Economic Terms which on a per rentable square foot basis are (in the aggregate) […***…] (in the aggregate and determined on a net effective basis which is substantially the same as the determination of the Market Rent as provided on Exhibit H) on a per rentable square foot basis offered to Tenant in the applicable First Refusal Notice, then Landlord shall deliver an updated First Refusal Notice to Tenant offering such more favorable terms to Tenant (provided that such terms and conditions shall be adjusted to account for the difference, if any, in the lease term offered to Tenant and the lease term offered to such third party), or (II) to the extent […***…] since the date of the corresponding First Refusal Rejection, and Landlord has not otherwise entered into a lease with a third party, Landlord shall deliver a new First Refusal Notice to Tenant relating to any then-applicable "bona-fide third-party offer", if any, prior to entering into a lease with another third party (subsections (I) and (II) are each, an "Additional Notice") (which procedure shall be repeated until Landlord enters into a lease or lease amendment with respect to the applicable First Refusal Space which does not require Landlord to deliver another Additional Notice to Tenant pursuant to the terms hereof or Tenant timely exercises such Right of First Refusal, as applicable).  If Tenant thereafter wishes to exercise its Right of First Refusal with respect to the applicable Additional Notice, Tenant shall deliver the Election Notice to Landlord […***…] of such Additional Notice to Tenant (unless and to the extent an extension of such […***…] is otherwise mutually agreed to in writing by the parties, in their sole and absolute discretion). In connection with any Election Notice timely delivered by Tenant to Landlord pursuant to this Section 5.2, such Election Notice shall remain subject to approval of Tenant’s board of directors and, if Tenant is unable to obtain such board of directors' approval, Tenant may rescind the corresponding Election Notice by delivering a written notice (the "Rescission Notice") to Landlord within […***…] of Tenant's original delivery of the applicable Election Notice.  The term "Economic Terms" for purposes of this Section 5.2 shall mean […***…].

5.3.Amendment to Lease.  If Tenant timely exercises its Right of First Refusal to lease either alternative component of the First Refusal Space as set forth herein, Landlord and Tenant shall […***…] execute an amendment to the Lease, as amended (a "First Refusal Space Amendment"), for the corresponding First Refusal Space upon the Economic Terms set forth in the First Refusal Notice, including, but not limited to rent (the "First Refusal Space Rent"), but otherwise upon the TCCs set forth in the Lease, as hereby amended.  Notwithstanding the foregoing, Landlord may, at its sole option, require that a separate lease be executed by Landlord and Tenant in connection with Tenant's lease of the applicable First Refusal Space, in which event such lease (a "First Refusal Space Lease") shall be upon on the Economic Terms and other approved conditions applicable to the First Refusal Space and otherwise on the same TCCs as the Lease, as amended, except as provided in the Lease, as hereby amended, to the contrary.  The First Refusal Space Lease, if applicable, shall be executed by Landlord and Tenant within […***…] following Tenant's exercise of its Right of First Refusal.  Notwithstanding the foregoing documentation obligations, Landlord and Tenant hereby acknowledge and agree that Tenant's timely delivery of the Election Notice shall, in and of itself, conclusively establish Tenant's obligation to lease the subject First Refusal Space on the express TCCs set forth in the corresponding First Refusal Notice (i.e., upon on the Economic Terms and other approved conditions applicable to the First Refusal Space and otherwise on the same TCCs as the Lease, as amended hereby), subject to a Rescission Notice pursuant to Section 5.2 above.

5.4.No Defaults; Required Financial Condition of Tenant; Termination.  The Right of First Refusal contained in this Section 5 shall be personal to the Original Tenant and its Permitted Transferee Assignees and may only be exercised by the Original Tenant or a Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in the Lease, as amended) if the Original Tenant and/or a Permitted Transferee Assignee occupies […***…].  The Right of First Refusal as provided in this Section 5 may not be exercised by Tenant, and Landlord shall have no obligation to deliver a First Refusal Notice, if, as of the date Tenant attempts to exercise its Right of First Refusal with respect to the First Refusal Space described in the First Refusal Notice, or as of the scheduled date of delivery of such First Refusal Space to Tenant, (A) Tenant is in economic or material non-economic default pursuant to the terms of the Lease, as amended (beyond the Notice and cure periods), and (B) Tenant has previously been in default under the Lease, as amended (beyond the applicable notice and cure periods) more than […***…] during the […***…].  Further, upon Tenant's failure to timely exercise the Right of First Refusal with respect to the applicable First Refusal Space corresponding to the tendered First Refusal Notice (subject to any required Additional Notice), the Right of First Refusal shall terminate with regard to such First Refusal Space.  Thereafter, and to the extent such right did not previously expire with respect to such applicable First Refusal Space pursuant to this Section 5.4, the Right of First Refusal shall only remain with regard to the other alternative component of the First Refusal Space.

5.5.First Refusal Space Commencement Date; Construction in First Refusal Space.  The commencement date for the First Refusal Space shall be the applicable date specified in the applicable First Refusal Notice (the "First Refusal Space Commencement Date") and the term of Tenant's lease of such First Refusal Space shall expire, as set forth in Section 5.2 above (the "First Refusal Space Expiration Date").  The term of Tenant's occupancy of the First Refusal Space shall be referred to herein as a "First Refusal Space Lease Term."  Except as otherwise expressly identified in the First Refusal Notice, Tenant shall take the First Refusal Space in its "as is" condition, and the construction of improvements in the First Refusal Space shall comply with the terms of Article 8 of the Lease.

6.Base Rent Abatement; Payment of First Month of Base Rent.

6.1.Base Rent Abatement for the 400/500 Premises.  Landlord and Tenant acknowledge that the Base Rent Abatement set forth in Section 3.2 of the Lease shall be applicable to the 400/500 Premises only.

6.2.Base Rent Abatement for the 200 Premises.  As of the date hereof, the following shall be added to the Lease as Section 3.3:

"3.3

Base Rent Abatement for the 200 Premises.   Subject to the terms hereof, during the […***…] (as the same may be reduced pursuant to the terms of the immediately following sentence, the "200 Premises Base Rent Abatement Period") commencing on the […***…], Tenant shall not be obligated to pay any Base Rent otherwise attributable to the 200 Premises. Notwithstanding the foregoing, to the extent the 200 Premises are Ready for Occupancy after the Lease Commencement Date, then the 200 Premises Base Rent Abatement Period shall be reduced by […***…] until the 200 Premises is Ready for Occupancy, but in no event shall any such reduction of the 200 Premises Base Rent Abatement Period be […***…] (i.e., in no event shall the 200 Premises Base Rent Abatement Period be for […***…]).  Tenant acknowledges and agrees that during such 200 Premises Base Rent Abatement Period, such abatement of Base Rent for the 200 Premises shall have no effect on the calculation of any future increases in Base Rent or Direct Expenses payable by Tenant pursuant to the terms of this Lease, which increases shall be calculated without regard to such Base Rent abated hereunder.  Additionally, Tenant shall be obligated to pay any "Additional Rent" (as that term is defined in Section 4.1 of this Lease) during the 200 Premises Base Rent Abatement Period which are attributable to above-standard services pursuant to Section 6.2 of this Lease or similar, direct reimbursables (as opposed to Tenant's Share of Direct Expenses which first become payable with respect to the 200 Premises in accordance with the penultimate sentence of Section 4.1 of this Lease).  Tenant acknowledges and agrees that the foregoing abatement of Base Rent has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Base Rent and perform the terms and conditions otherwise required under this Lease.  If this Lease is terminated pursuant to Section 19.2.1 below, then the dollar amount of the unapplied portion of the Base Rent abatement as of the date of such termination shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the 200 Premises in full.  The right set forth in this Section 3.3 shall be personal to the Original Tenant and shall only apply to the extent that the Original Tenant and any Permitted Transferee Assignee (and not any other assignee, or any sublessee or other transferee of the Original Tenant's interest in this Lease) is the Tenant under this Lease during such 200 Premises Base Rent Abatement Period."

6.3.Payment of First Month of Base Rent. The parties acknowledge that Tenant previously paid the first full month of Base Rent with respect to the 400/500 Premises concurrently with Tenant's delivery of the Lease.  Concurrently with Tenant's execution and delivery of this First Amendment, Tenant shall pay the Base Rent with respect to the 200 Premises for the first full month of the Lease Term following the date the 200 Premises is Ready for Occupancy.

6.4. 200 Premises Rent Year.  For purposes of the Lease, a "200 Premises Rent Year" shall mean each consecutive twelve (12) Lease Month period occurring after the date the 200 Premises is Ready for Occupancy; provided that (x) the first (1st) such 200 Premises Rent Year shall commence on the date the 200 Premises are Ready for Occupancy and shall end on the last day of the Lease Month in which the first (1st) anniversary of such Ready for Occupancy date occurs, and (y) the last 200 Premises Rent Year shall end on the Lease Expiration Date.

7.Time Deadlines.  The Time Deadlines with respect to the 200 Premises shall be as set forth herein on Exhibit A-1 attached to this First Amendment and the Time Deadlines for the 400/500 Premises shall remain as set forth in the Lease.

8.Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than […***…] and […***…] (collectively, the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment.  Landlord shall pay the Brokers pursuant to separate commission agreements.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.  The terms of this Section 8 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

9.Signatures. The parties hereto consent and agree that this First Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’ s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this First Amendment using electronic signature technology, by clicking “ SIGN” , such party is signing this First Amendment electronically, and (2) the electronic signatures appearing on this First Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

10.No Further Modification; Conflict.  Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Premises and shall remain unmodified and in full force and effect.  In the event of a conflict between the terms of the Lease and this First Amendment, this First Amendment shall prevail.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD":

KILROY REALTY, L.P.,
a Delaware limited partnership

By:	Kilroy Realty Corporation, a Maryland corporation

Its:  General Partner

By:	/s/ Michael Nelson
Name:	Michael Nelson
Its:	VP Asset Management, San Diego

By:	/s/ Nelson Ackerly
Name:	Nelson Ackerly
Its:	Senior Vice President, San Diego

"TENANT":

ACADIA PHARMACEUTICALS INC.,

a Delaware corporation

By:	/s/ Steve Davis
Name:	Steve Davis
Its:	Chief Executive Officer

By:	/s/ Elena Ridloff
Name:	Elena Ridloff
Its:	Executive Vice President and Chief Financial Officer

EXHIBIT A

OUTLINE OF 200 PREMISES

EXHIBIT A-1

200 PREMISES

TIME DEADLINES

Dates	Actions to be Performed
A. April 1, 2020	Final Space Plan to be completed by Tenant and delivered to Landlord.
B. June 1, 2020	Tenant to deliver Final Working Drawings to Landlord.
C. August 1, 2020	Tenant to deliver Permits to Contractor.
D. Five (5) business days after the receipt of the Cost Proposal by Tenant	Tenant to approve Cost Proposal and deliver Cost Proposal to Landlord.

EXHIBIT A-2

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	October 4, 2018.
2. Premises: (Article 1)
2.1Project:	That certain mixed-use project known as "One Paseo" located in San Diego, California, as further set forth in Section 1.1.2 of this Lease.
2.2Office Center:	That certain office center (the "Office Center") located within the Project, which Office Center is more particularly defined in Section 1.1.2 of this Lease and depicted on Exhibit A-1 to this Lease.
2.3Building:

That certain office building (the "Building") to be located within the Office Center, with a street address of 12830 El Camino Real, San Diego, California, and depicted on Exhibit A-2 to this Lease.  The Building is anticipated to contain approximately 194,445 rentable square feet of space.

2.4Premises:

Approximately 97,628 rentable ([…***…] usable) square feet of space comprised of (i) approximately 67,020 rentable ([…***…] usable) square feet of space, consisting of the entirety of the fourth (4th) and (5th) floors of the Building and commonly known collectively as Suites 400 and 500 (the "400/500 Premises"), and (ii) approximately 30,608 rentable ([…***…] usable) square feet of space, consisting of the entirety of the second (2nd) floor of the Building and commonly known as Suite 200 (the "200 Premises"), all as further depicted on Exhibit A-3 to this Lease.

3.Lease Term (Article 2):
3.1Length of Term:	Approximately ten (10) years and nine (9) months.
3.2Lease Commencement Date:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the 400/500 Premises, and (ii) the date thirty (30) days following the date upon which the 400/500 Premises is "Ready for Occupancy," as that term is set forth in Section 5.1 of the Work Letter attached as Exhibit B to the Lease, which Lease Commencement Date is anticipated to be May 1, 2020.

3.3Lease Expiration Date:

The last day of the calendar month in which the one hundred twenty-ninth (129th) monthly anniversary of the Lease Commencement Date occurs; provided, however, to the extent such Lease Commencement Date occurs on the first day of a calendar month, then the Lease Expiration Date shall be the day immediately preceding such one hundred twenty-ninth (129th) monthly anniversary.

3.4Option Terms:		Two (2) five (5)-year options to renew, as more particularly set forth in Section 2.2 of this Lease.
4.Base Rent (Article 3):
400/500 Premises
Period During Lease Term	Annualized Base Rent*	Monthly Installment of Base Rent*	Monthly Rental Rate per Rentable Square Foot*
Lease Commencement Date – Lease Month 12◊	[…***…]	[…***…]	[…***…]
Lease Month 13 – Lease Month 24	[…***…]	[…***…]	[…***…]
Lease Month 25 – Lease Month 36	[…***…]	[…***…]	[…***…]
Lease Month 37 – Lease Month 48	[…***…]	[…***…]	[…***…]
Lease Month 49 – Lease Month 60	[…***…]	[…***…]	[…***…]
Lease Month 61 – Lease Month 72	[…***…]	[…***…]	[…***…]
Lease Month 73 – Lease Month 84	[…***…]	[…***…]	[…***…]
Lease Month 85 – Lease Month 96	[…***…]	[…***…]	[…***…]
Lease Month 97 – Lease Month 108	[…***…]	[…***…]	[…***…]
Lease Month 109 – Lease Month 120	[…***…]	[…***…]	[…***…]
Lease Month 121 – Lease Expiration Date	[…***…]	[…***…]	[…***…]

*The initial Monthly Installment of Base Rent amount was calculated by multiplying the initial Monthly Rental Rate per Rentable Square Foot amount by the number of rentable square feet of space in the Premises, and the initial Annual Base Rent amount was calculated by multiplying the initial Monthly Installment of Base Rent amount by twelve (12).  In all subsequent Base Rent payment periods during the Lease Term commencing on the first (1st) day of the full calendar month that is Lease Month 13, the calculation of each Monthly Installment of Base Rent amount reflects an annual increase of […***…] and each Annual Base Rent amount was calculated by multiplying the corresponding Monthly Installment of Base Rent amount by twelve (12).

◊Subject to the terms set forth in Section 3.2 below, the Base Rent attributable to the […***…] period commencing on the […***…] of the […***…] of the Lease Term and ending on the […***…] of the […***…] of the Lease Term shall be abated.

**The amounts identified in the column entitled "Monthly Rental Rate per Rentable Square Foot" are rounded amounts and are provided for informational purposes only.

200 Premises
Applicable 200 Premises Rent Year	Annualized Base Rent*	Monthly Installment of Base Rent*	Monthly Rental Rate per Rentable Square Foot*
1◊	[…***…]	[…***…]	[…***…]
2	[…***…]	[…***…]	[…***…]
3	[…***…]	[…***…]	[…***…]
4	[…***…]	[…***…]	[…***…]
5	[…***…]	[…***…]	[…***…]
6	[…***…]	[…***…]	[…***…]
7	[…***…]	[…***…]	[…***…]
8	[…***…]	[…***…]	[…***…]
9	[…***…]	[…***…]	[…***…]
10	[…***…]	[…***…]	[…***…]
11	[…***…]	[…***…]	[…***…]

*The initial Monthly Installment of Base Rent amount for the 200 Premises was calculated by multiplying the initial Monthly Rental Rate per Rentable Square Foot amount by the number of rentable square feet of space in the 200 Premises, and the initial Annual Base Rent amount was calculated by multiplying the initial Monthly Installment of Base Rent amount by twelve (12).  In all subsequent 200 Premises Rent Years, the calculation of each Monthly Installment of Base Rent amount reflects an annual increase of […***…] and each Annual Base Rent amount was calculated by multiplying the corresponding Monthly Installment of Base Rent amount by twelve (12).

◊Subject to the terms set forth in Section 3.3 below, the Base Rent attributable to the "200 Premises Base Rent Abatement Period" (as defined in Section 3.3 of the Lease), shall be abated.

**The amounts identified in the column entitled "Monthly Rental Rate per Rentable Square Foot" are rounded amounts and are provided for informational purposes only.

5.Base Year (Article 4):

Calendar year 2020; provided, however, (i) to the extent the Lease Commencement Date occurs on or after October 1, 2020, such Base Year shall be calendar year 2021, (ii) Tenant's shall have no obligation to pay Tenant's Share of Direct Expenses with respect to the 200 Premises prior to the date the 200 Premises are Ready for Occupancy, and (iii) electricity to the Premises is separately metered and directly paid by Tenant to the applicable utility provider or, at Landlord's option, to Landlord.

6.Tenant's Share (Article 4):	Approximately […***…]% (i.e., (i) […***…]% with respect to […***…and (ii) […***…]% with respect to […***…]).
7.Permitted Use (Article 5):

Tenant shall use the Premises solely for general office use and uses incidental thereto (the "Permitted Use"); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant's Permitted Use violate, (A) Landlord's reasonable "Rules and Regulations," as that term is set forth in Section 5.2 of this Lease, (B) all "Applicable Laws," as that term is set forth in Article 24 of this Lease, (C) all applicable zoning, building codes and the "CC&Rs," as that term is set forth in Section 5.3 of this Lease, and (D) first-class office standards in the market in which the Project is located.

8.Letter of Credit (Article 21):	Initially, in an amount equal to $3,133,859.00.
9.Parking Pass Ratio (Article 28):

353 unreserved parking passes (i.e., 4 unreserved parking passes for every 1,000 usable square feet of the Premises), provided that Tenant may convert up to 98 unreserved parking passes (i.e., 1 unreserved parking pass for every 1,000 rentable square feet of the Premises) to reserved parking passes.  The locations of all reserved parking passes shall be designated by Landlord, subject to Tenant's reasonable approval.

10.Address of Tenant (Section 29.18):

ACADIA Pharmaceuticals Inc.

3611 Valley Center Drive, Suite 300

San Diego, California  92130

Attention: Lynne Buhl
Telephone Number:  (858) 320-8643
E-mail: lbuhl@acadia-pharm.com
(Prior to Lease Commencement Date)

with a copy to:

ACADIA Pharmaceuticals Inc.

3611 Valley Center Drive, Suite 300

San Diego, California  92130

Attention: Austin Kim, Esq.
Telephone Number:  (858) 202-7599
E-mail: akim@ACADIA-pharm.com
(Prior to Lease Commencement Date)

and

ACADIA Pharmaceuticals Inc.

12830 El Camino Real, Suite 500

San Diego, California  92130

Attention: Lynne Buhl
Telephone Number:  (858) 320-8643
E-mail: lbuhl@ACADIA-pharm.com

(After Lease Commencement Date)

with a copy to:

ACADIA Pharmaceuticals Inc.

12830 El Camino Real, Suite 500

San Diego, California  92130

Attention: Austin Kim, Esq.
Telephone Number:  (858) 202-7599
E-mail: akim@ACADIA-pharm.com

(After Lease Commencement Date)

11.Address of Landlord (Section 29.18):

Kilroy Realty, L.P.
c/o Kilroy Realty Corporation
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
Attention: Legal Department

with copies to:

Kilroy Realty Corporation
100 First Street, Suite 250
San Francisco, California 94105
Attention: Mr.  John Osmond

and

Kilroy Realty, L.P.
12270 El Camino Real, Suite 250
San Diego, California  92130
Attention:  Mr. Nelson Ackerly

and

Allen Matkins Leck Gamble Mallory &
Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N.  Natsis, Esq.

and, for sustainability-related notices only:

Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Sara Neff,
Senior Vice President, Sustainability

12.Broker(s) (Section 29.24): Representing Tenant: […***…]	Representing Landlord: […***…]
13.Improvement Allowance (Section 2 of Exhibit B):	$[…***…] per rentable square foot of the Premises for a total of $[…***…].

EXHIBIT A-3

OUTLINE OF PREMISES

The purpose of this Exhibit is to show the approximate configuration and location of the Premises within the Building.  It shall not be deemed to be a warranty, representation or agreement on the part of Landlord that the Premises will be, or will remain, as depicted hereon, or that the tenants shown hereon (if any) are now, or will be, in occupancy at any time during the Lease Term.

Fifth Floor:

Fourth Floor:

Suite 200: